Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS AGREEMENT made this 8th day of March, 2018 (this “Agreement”)

 BETWEEN:

BLOCKCHAIN MINING SUPPLY & SERVICES LTD.
a corporation incorporated under the laws of the Province of Ontario
(the "Vendor")

- and -
SUPER CRYPTO MINING, INC.
a corporation incorporated under the laws of the State of Delaware
(the "Purchaser")

WHEREAS the Vendor is the owner of certain assets being 1,100 Bitmain Antminer S9 model & 1,100 PSU more fully described on Schedule I attached hereto (the “Assets”);

AND WHEREAS the Purchaser is desirous of purchasing the Assets from the Vendor;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements set out herein, the parties respectively covenant and agree as follows.

1.	Definitions.

Where used in this Agreement or in any amendment, the following terms shall have the following meanings respectively:

(a)	"Agreement" means this Agreement of Purchase and Sale, including all schedules, and all instruments supplemental to or in amendment or confirmation of this Agreement;
(b)	“Assets” means 1,100 Bitmain Antminer S9 model, and 1,100 PSU;
(c)	“Purchase Price” means the purchase price to be paid by the Purchaser to the Vendor as described in Section 2 of this Agreement;
(d)
“Inspection” means inspecting the machines by opening randomly selected boxes of both machines and power supplies, plug and test random machines, counting all machines and comparing to packing slips. counting of items, opening boxes and confirming contents are as represented; and

(e)	“Toronto Warehouse” means the premises municipally known as 7347 Kimbel Street, Mississauga, Ontario.

2.
Purchase Price. The purchase price payable to the Vendor by the Purchaser for the Assets shall be the sum of THREE MILLION TWO HUNDRED AND SEVENTY-TWO THOUSAND FIVE HUNDRED ($3,272,500 USD) US DOLLARS (the “Purchase Price”).

a.	Payment of Purchase Price. The Purchase Price shall be payable as follows:

i.
Deposit. The sum of ONE HUNDRED AND SIXTY-THREE THOUSAND, SIX HUNDRED AND TWENTY-FIVE ($163,625.00 USD) US DOLLARS being five (5) per cent of the Purchase Price, shall be paid to the Vendor as a Deposit herewith (the “Deposit”) is wired directly to the Vendor. $80,000 wired on 3/9 (after the inspection is completed on 3/8) and the remainder $83,625 wired on Tuesday 3/13/18 (no escrow). If the inspection is delayed for any reason other than the fault of the Purchaser, then the payment will shift accordingly at the same number of days as the delay.

ii.
Balance. Providing the inspection is satisfactory, the balance of the sum for the first 500 machines and 500 Power Supplies in the amount of ONE MILLION, FOUR HUNDRED AND EIGHT SEVEN THOUSAND, FIVE HUNDRED ($1,487,500.00 USD) US DOLLARS shall be paid on or before March 23, 2018, directly to Vendor to an account indicated by Vendor (the “Balance”). Upon receipt of the Balance, Vendor shall release the Assets to Purchaser and Purchaser shall make arrangements for its pick-up.

iii.
Balance: The deposit will then be applied to the remaining 600 machines and Power Supplies that we will pick up after full payment ($1,621,375.00) is made on or before April 15th, 2018. If the payment for the 600 machines is not paid then, the deposit is non refundable.

3.          In the event Purchaser fails to pay the Balance to Vendor on or before April 15, 2018, the Deposit funds shall be forfeited to the Vendor, and the remainder of this Agreement save and except for Article 2(a)(i) and Article 3, shall be null and void and all parties shall be relieved of its further obligations herein.

4.          Assets are sold FOB Toronto Warehouse. Any additional delivery of freight charge, customs clearance charges, duties, insurance, and taxes are on the account of the Purchaser.  All applicable charges herein must be paid to Vendor prior to pick up by Purchaser. Vendor agrees to assist purchaser in arranging freight and customs clearance at Purchaser’s cost.

5.          Warranty. Vendor hereby transfers and assigns to Purchaser any and all warranties with respect to the Assets provided by Bitmain to Vendor in connection with its original purchase of the Assets, and Vendor provides the Purchaser with full benefit of the warranty over the assets provided by Bitmain as published by Bitmain online.  Vendor is the true and lawful owner, and has good title to, all of the Assets, free and clear of all encumbrances.  The Assets owned are in good operating condition and repair and are adequate for the uses to which they are being put, ordinary wear and tear excepted.  As of the Escrow Funding Date, there will be no restrictions on the Purchaser’s right or ability to modify, relocate, or dispose of the Assets as the Purchaser sees fit.

6.          Title. All right, title and interest to the Assets shall pass to Purchaser on the Closing Date by operation of law.

7.          Risk of Loss. All risk of loss with respect to the Assets shall remain with Vendor until the Closing Date.

8.          Duty to Insure. Vendor shall adequately insure the Assets against loss or damage by insurable hazards to at least equal to that of the Purchase Price until the Closing Date.

9.          No taxable supply. It is acknowledged and understood that the Assets are a taxable supply under the Excise Tax Act, RSC 1985 C E-15 (the “ETA”), however will not be subject to excise tax of GST/HST under the ETA pursuant to Schedule VI (Subsection 123(1)), Part V as an exempt supply of goods for export. Purchaser confirms that upon taking title to the Assets, the Assets will immediately be exported from Canada. If Assets remain in Canada, and excise taxes under the ETA become exigible, Purchaser shall be wholly responsible for same.

10.          Representations and Warranties of Vendor:

Vendor hereby makes the following representations and warranties, as of the date hereof, to and in favour of Purchaser, and acknowledges that Purchaser is relying upon such representations and warranties in connection with entering into this Agreement:

10.1          Incorporation and Corporate Power of Vendor. Vendor is a corporation incorporated, organized, validly subsisting and in good standing under the laws of the jurisdiction of its incorporation. Vendor has all requisite corporate power, authority and capacity to carry on its business as presently conducted and to execute and deliver this Agreement and all other agreements and instruments to be executed by it as contemplated herein and to perform its other obligations hereunder and under all such other agreements and instruments contemplated herein. Vendor has the corporate power, authority and capacity to own and dispose of the Assets to Purchaser.

10.2          Authorization by Vendor. The execution and delivery of this Agreement and all other agreements and instruments to be executed by it as contemplated herein and the completion of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Vendor and no further corporate action is required to be taken by the directors or shareholders to authorize the completion of the transactions contemplated herein.

10.3          Title to Assets. Vendor has good and marketable legal and beneficial title to the Assets, in each case, which will be free and clear of any and all liens and encumbrances.  There is no agreement, option or other right or privilege outstanding in favour of any Person for the purchase from Vendor of the Assets or any part thereof.

10.4          Regulatory Approvals. No regulatory approval or filing with, notice to, or waiver from any governmental authority is required to be obtained or made by Vendor: (a) in connection with the execution and delivery of, and performance by Vendor of its obligations under, this Agreement or the consummation of the transactions contemplated hereby; (b) to transfer any and all rights and benefits thereunder to Purchaser; or (c) to the knowledge of the Vendor, to permit the Purchaser to operate the Assets as contemplated.

10.5          Absence of Conflicting Agreements. The execution, delivery and performance of this Agreement by Vendor and the completion of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

i.
a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws of Vendor;

ii.
an event which, pursuant to the terms of any contract or licence, would cause any right or interest of Vendor to come to an end or be amended in any way that is detrimental to the Assets or the business of Purchaser;

iii.	the violation of any applicable law.

10.6          Intellectual Property.  The Assets do not violate or infringe the intellectual property of any third party and Purchaser will have all rights to intellectual property (without the need to make any payments in connection therewith) required to operate the Assets in the manner currently contemplated.

10.7          Warranty Matters.  There have not been any warranty claims made against Vendor in respect of its business or sales of miners or for which Vendor was responsible in the 24 months prior to the date hereof.

11.	Representations and Warranties of Purchaser:

Purchaser hereby makes the following representations and warranties, as of the date hereof, to and in favour of Vendor, and acknowledges that Vendor is relying upon such representations and warranties in connection with entering into this Agreement:

11.1          Incorporation and Corporate Power. Purchaser is a corporation incorporated and organized and subsisting under the laws of the jurisdiction of its incorporation. Purchaser has the corporate power, authority and capacity to execute and deliver this Agreement and Purchaser as the requisite funds to satisfy the payment of the Purchase Price and has the authority to execute and deliver all other agreements and instruments to be executed by it as contemplated herein and to perform its obligations under this Agreement and under all such other agreements and instruments.

11.2          Authorization by Purchaser. The execution and delivery of this Agreement and all other agreements and instruments to be executed by it as contemplated herein and the completion of the transactions contemplated by this Agreement and all such other agreements and instruments have been duly authorized by all necessary corporate action on the part of Purchaser.

11.3          Enforceability of Obligations. This Agreement constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

11.4          Absence of Conflicting Agreements. The execution, delivery and performance of this Agreement by Purchaser and the completion of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

i.
a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the articles or by-laws of Purchaser; or

ii.	the violation of any applicable law.

12.	General.

a.
Confidentiality.  The parties shall hold in strictest confidence any information and material which is related to either Purchaser or Vendor’s business or is designated by either Purchaser or Vendor as proprietary and confidential, herein or otherwise.  Vendor further covenants not to disclose or otherwise make known to any Party nor to issue or release for publication any articles or advertising or publicity matter relating to this Agreement in which the name of Purchaser or any of its affiliates is mentioned or used, directly or indirectly, unless prior written consent is granted by the other party; provided, however, that the Purchaser shall be entitled to make any disclosures required by it as a public company under applicable law, regulation or stock exchange rule without any consent of Vendor, including the filing of this Agreement as an exhibit thereto.

b.
Force Majeure. Any delay or failure of Vendor to perform its obligations under this Agreement will be excused to the extent that the delay or failure was caused directly by an event beyond the Vendor’s control, without the Vendor’s fault or negligence and that by its nature could not have been foreseen by the Vendor or, if it could have been foreseen, was unavoidable (which events may include natural disasters, embargoes, explosions, riots, wars, acts of terrorism, strikes, labour stoppages or slowdowns or other industrial disturbances, and shortage of adequate power or transportation facilities).

c.
Notices.  All notices and other communications pertaining to this Agreement shall be in writing and shall be deemed duly to have been given if personally delivered to the other Party or if sent by certified mail, return receipt requested, postage prepaid or by Federal Express, United Parcel or other nationally recognized overnight carrier. All notices or communications between Purchaser and Vendor pertaining to this Agreement shall be addressed to the Vendor at: joekalfa@gmail.com and to the Purchaser at darren@supercrypto.com. Either Party may change its notification address by giving written notice to that effect to the other Party in the manner provided herein.

d.
Waiver.  Any waiver by either Party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall neither be considered a waiver nor deprive that Party of any right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver must be in writing and signed by the Party to be charged therewith.

e.	Modifications. No revision or modification of this Agreement shall be effective unless in writing and executed by authorized representative of both parties.

f.
Assignment.  Neither party shall assign, transfer, delegate or subcontract any of its rights or obligations under this Agreement without the prior written consent of the other party. Any purported assignment or delegation in violation of this Section shall be null and void. No assignment or delegation shall relieve the other party of any of its obligations hereunder.

g.
Severability.  If any portion of this Agreement is held invalid, such invalidity shall not affect the validity of the remaining portions of the Agreement, and the parties will substitute for any such invalid portion hereof a provision which best approximates the effect and intent of the invalid provision.

h.
Construction and Jurisdiction.  This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to any matter arising between the parties, including but not limited to matters arising under or in connection with this Agreement, such as the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws.  The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal Courts of the United States of America located within the Eastern or Southern District of New York with respect to any matter arising between the parties, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by applicable law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding arising between the parties, including but not limited to matters arising under or in connection with this Agreement, venue shall lie solely in any New York County or any Federal Court of the United States of America sitting in the Eastern or Southern District of New York.  The prevailing party in any dispute arising out of this Agreement shall be entitled to his or its reasonable attorney’s fees and costs.

i.	Headings. The paragraph titles of this Agreement are for conveniences only and shall not define or limit any of the provisions hereof.

j.
Entire Agreement.  This Agreement, all schedules attached hereto and the Escrow Agreement, is intended as the complete and exclusive statement of the agreement between Purchaser and Vendor with respect to the subject matter hereof, and supersede all prior agreements and negotiations related thereto.

k.	Binding Effect. The provisions hereof shall be binding upon and shall inure to the benefit of Purchaser and Vendor, their respective successors, and permitted assigns.

l.
Counterparts.  Provided that all parties hereto execute a copy of this Agreement, this Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Executed copies of this Agreement may be delivered by facsimile transmission or other comparable means.  This Agreement shall be deemed fully executed and entered into on the date of execution by the last signatory required hereby.

[SIGNATURES APPEAR ON FOLLOWING PAGES AND ARE SIGNED IN COUNTERPART]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

By the Purchaser

SUPER CRYPTO MINING, INC.

Per: /s/ Darren Magot
Name: Darren Magot
Title: CEO
I have authority to bind the corporation

By the Vendor

BLOCKCHAIN MINING SUPPLY &
SERVICES LTD.

Per: /s/ William Tencer
Name: William Tencer
Title: President
I have authority to bind the corporation